Exhibit 99.1

               Witness Systems Announces Record Results

    ATLANTA--(BUSINESS WIRE)--July 24, 2003--
Witness Systems (NASDAQ: WITS)

    -- Second quarter revenue and adjusted earnings in line with expectations

    -- Nearly half of product revenue obtained from international operations

    --  Terry Osborne Appointed to Board of Directors

    Witness Systems (NASDAQ: WITS), a leading global provider of performance optimization software and services, today announced financial results for the second quarter ended June 30, 2003. Revenue was $29.3 million for the second quarter and $46.6 million for the six months ended June 30, 2003. Net loss on a GAAP basis was ($5.2 million), or ($0.24) per share, for the second quarter and ($16.0 million), or ($0.73) per share, for the six months ended June 30, 2003.
    Net loss from core operations was ($426,000), or ($0.02) per share, for the second quarter and ($780,000), or ($0.04) per share, for the six months ended June 30, 2003. Consistent with previous periods, results from core operations exclude amortization of intangibles, merger-related costs, acquired in-process research and development charges, and assumes a pro-forma tax rate of 36 percent.
    Core operating results, as reported above, do not include the gross amount of maintenance revenue as stated in customer contracts acquired from Eyretel, but rather, the fair value as determined under GAAP on the purchase date. Fair value is defined as costs plus a reasonable profit. However, these customers have paid, and as contracts renew, will continue to pay the gross amount of maintenance stated in their contracts. The stated value of the maintenance revenue was approximately $1.0 million, or $0.03 per share (after tax), higher than reported in core results from operations for the second quarter. Core operations, if adjusted to reflect the gross or stated amount of services revenue, would have resulted in second quarter revenue of $30.3 million and earnings of $0.01 per share.
    The company believes that core operations, as adjusted for services revenue, present a more meaningful representation of its actual operating results because they exclude certain non-cash and merger-related expenses and are more indicative of its recurring operations. Consequently, the company prepares its internal budgets and establishes employee performance targets based on core operations.
    "We experienced impressive global revenue growth during the quarter with a record number of new customers, as well as strong market acceptance for our expanded product offering," said Dave Gould, chief executive officer of Witness Systems. "As a result of the Eyretel acquisition and the expanded scale of our operations, we generated approximately $30 million in revenue, including a significant increase in new business outside of North America. In addition, we are pleased with our performance in North America. The quarter also included our first integrated product release, offering our customers an extended workforce optimization software suite, which includes business-driven and/or full-time customer interaction recording, performance analysis and e-learning management applications and services. Our customers tell us that our broad application suite and global services capabilities are helping them generate revenue, reduce costs and achieve greater customer retention and loyalty."
    During the quarter, industry analysts continued to confirm the value of fully integrated workforce optimization suites and consistently recognized Witness Systems as a market leader. In one recent report(a), Gartner ranked Witness Systems a "strong positive", its highest ranking for Contact Center Quality Management. New research from industry analyst firm Datamonitor shows that Witness Systems is the global leader in contact center recording, as measured by software and services revenue.
    "We're the leading software company in the workforce optimization market, with a strong financial position, as we ended the quarter with approximately $40 million in cash and short-term investments. New customers continue to receive a clear return on their investment in our solutions," said Gould. "We're encouraged by the acceptance of our contact center workforce optimization strategy as more customers realize the gains in productivity associated with becoming more focused on performance improvement."

    Customer Wins

    Leading organizations around the world continue to choose Witness Systems applications to capture customer intelligence and optimize their workforce performance. Companies that purchased one or more of the eQuality applications during the second quarter included: H&R Block, Hispanic Teleservices, Motorola, O2 Communications (Ireland) Ltd., Samsung Life Insurance and Wireless Retail.

    New Member Added to Board of Directors

    Witness announced the appointment of Terry Osborne to the company's board of directors. Mr. Osborne joins Witness Systems' board of directors after having served on Eyretel's board of directors since February 2000. From April 2001 until March 2003 when Eyretel was acquired by Witness, he served as chairman of the board. Currently, he is a special advisor to General Atlantic Partners, LLC and is also a director of Mapics, Inc. and Dendrite International, Inc. "As we focus on maintaining our position as the global market leader in the workforce performance optimization market, Terry's experience and leadership at Eyretel will bring an important dimension to our strong group of board members," said Gould. "Further, his global software expertise will be a tremendous asset to our company as we move forward."

    2003 Financial Outlook

    The company currently expects to achieve third quarter revenue in the range of $26 to $28 million and core earnings, as adjusted to reflect the gross or stated value of services revenue, of approximately $0.01 to $0.02 per share. For the year, the company anticipates revenue in the range of $99 to $103 million and core earnings, as adjusted to reflect the gross or stated value of services revenue, of approximately $0.05 per share. Core loss, exclusive of the purchase accounting service revenue adjustment, is expected to be approximately $0.01 per share in the third quarter and for the year as a whole. Due to the uncertainty of additional merger-related costs and purchase accounting adjustments that will occur over the next several quarters, which are difficult to accurately estimate at this time, guidance on a GAAP basis is not being provided.

    Earnings Announcement Conference Call Details

    Witness Systems will conduct a live broadcast of the company's quarterly conference call that will be available online at www.streetevents.com or www.witness.com beginning at 5 p.m. EST on Thursday, July 24, 2003. The online replay will be available at approximately 7 p.m. EST.

    About Witness Systems

    Witness Systems (NASDAQ: WITS) provides the contact center industry's first integrated performance optimization software suite to help global enterprises capture customer intelligence and optimize workforce performance. Comprised of business-driven and/or full-time customer interaction recording, performance analysis and e-learning management applications, the browser-based eQuality(R) solution is designed to enhance the quality of customer contacts across multiple communications media, including the telephone, e-mail and Web. The closed-loop suite enables companies to record, evaluate, analyze and learn from customer contacts and the touch points they use to develop staff, generate revenue, reduce costs, and achieve greater customer retention and loyalty - all by sharing captured customer and business intelligence throughout the entire organization. An integrated business consulting, implementation and training methodology provides services to support an effective, rapid deployment of eQuality that enables organizations to maximize their return on investment. For additional information about Witness Systems and its eQuality software suite, visit www.witness.com.
    (a) MarketScope: Contact Center Quality Management, W. Close, Gartner Inc., June 12, 2003

    Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that statements in this release include historical and forward-looking statements relating to Witness Systems. Numerous factors affect the company's operating results and may cause actual results to differ materially from those indicated in this or any other disclosure, and there can be no assurance that future results will meet expectations. Specific risks include, but are not limited to, fluctuations in customer demand, timing of orders for the company's products and services, market acceptance of products and the effect of macro-economic trends on the company's business. There are also risks associated with rapid technology changes, foreign currency fluctuations, and the management of Witness Systems' business. During the first quarter the company completed the acquisition of Eyretel. There are specific risks related to acquisitions. The company's ability to conduct acquisitions and properly manage the integration is unproven. If the company fails to properly execute acquisitions, it may seriously harm their business and operating results. In making acquisitions, the company faces a number of risks including identifying suitable acquisition candidates, performing adequate due diligence, identifying potential liabilities, forecasting the financial impact of an acquisition, assessing the impact of non-US GAAP accounting on operating results, effectively integrating the acquired company to achieve the expected synergies and negotiating acceptable terms for acquisitions. Additional risks include, but are not limited to the potential distraction of management, diversion of resources, business disruption, the ability to retain and motivate key employees of the acquired company, maintaining good relations with the customers of the acquired company and managing operations that may be located far from the company's current headquarters. Investors are cautioned that these forward-looking statements are not guarantees of future performance, and the Company undertakes no obligation to update these statements. The company's actual results may differ materially from expectations. A more complete summary of these and other investment risks that may affect the company are identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and any other reports filed from time to time with the Securities and Exchange Commission.
    eQuality and the Witness logo are trademarks of Witness Systems, Inc. in the United States and other countries.
    All other trademarks mentioned in this document are the property of their respective owners.



                        WITNESS SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                        (dollars in thousands)

                                              June 30,   December 31,
                                                2003        2002
                                             ----------- ------------
                                             (unaudited)

Cash and cash equivalents                      $ 39,869     $ 36,391
Short-term investments                              201       28,937
Accounts receivable, net                         27,403       13,394
Other current assets                              3,792        2,780
                                                --------     --------
     Total current assets                        71,265       81,502
Property and equipment, net                       6,949        5,057
Intangible assets                                23,848            -
Other assets                                      1,881          582
                                                --------     --------
     Total assets                              $103,943     $ 87,141
                                                ========     ========

Accounts payable and accrued liabilities       $ 33,479     $  9,755
Deferred revenue                                 17,879       12,312
                                                --------     --------
     Total current liabilities                   51,358       22,067
Deferred tax liability                            2,383            -
                                                --------     --------
     Total liabilities                           53,741       22,067
                                                --------     --------
     Total stockholders' equity                  50,202       65,074
                                                --------     --------
     Total liabilities and stockholders'
      equity                                   $103,943     $ 87,141
                                                ========     ========



                        WITNESS SYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
 Prepared in Accordance with Generally Accepted Accounting Principles
                (in thousands, except per share data)
                             (unaudited)

                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                 ------------------ ------------------
                                   2003     2002      2003     2002
                                 --------- -------- --------- --------
Revenue:
  Product                         $14,320   $8,221   $20,988  $18,953
  Services                         15,006    8,784    25,567   16,276
                                 --------- -------- --------- --------
     Total revenue                 29,326   17,005    46,555   35,229
Cost of revenue:
  Product                           4,267      162     5,129      316
  Services                          6,546    3,004    10,200    5,816
                                 --------- -------- --------- --------
     Total cost of revenue         10,813    3,166    15,329    6,132
                                 --------- -------- --------- --------
     Gross profit                  18,513   13,839    31,226   29,097
Operating expenses:
  Selling, general and
   administrative                  16,620    9,976    26,976   20,940
  Research and development          4,707    3,741     8,506    7,514
  Merger related and
   restructuring costs              2,613        -     4,583        -
  Acquired in-process research
   and development charges              -        -     7,840        -
                                 --------- -------- --------- --------
     Total operating expenses      23,940   13,717    47,905   28,454
                                 --------- -------- --------- --------
     Operating income (loss)       (5,427)     122   (16,679)     643
Interest and other income, net        341      476       865      856
                                 --------- -------- --------- --------
     Income (loss) before
      provision for income taxes   (5,086)     598   (15,814)   1,499
Provision for income taxes            106      126       190      200
                                 --------- -------- --------- --------
     Net income (loss)            ($5,192)    $472  ($16,004)  $1,299
                                 ========= ======== ========= ========

Diluted net income (loss) per
 share                             ($0.24)   $0.02    ($0.73)   $0.05
                                 ========= ======== ========= ========

Shares used in computing diluted
 net income (loss) per share       21,898   23,613    21,901   23,986



                        WITNESS SYSTEMS, INC.
            CONSOLIDATED STATEMENTS OF CORE OPERATIONS (1)
   Not in Accordance with Generally Accepted Accounting Principles
                (in thousands, except per share data)
                             (unaudited)

                                 Three Months Ended Six Months Ended
                                      June 30,          June 30,
                                 ------------------ -----------------
                                   2003     2002     2003     2002
                                 --------- -------- -------- --------
Revenue:
  Product                         $14,320   $8,221  $20,988  $18,953
  Services                         15,006    8,784   25,567   16,276
                                 --------- -------- -------- --------
     Total revenue                 29,326   17,005   46,555   35,229
Cost of revenue:
  Product                           2,967      149    3,765      291
  Services                          6,546    3,004   10,200    5,816
                                 --------- -------- -------- --------
     Total cost of revenue          9,513    3,153   13,965    6,107
                                 --------- -------- -------- --------
     Gross profit                  19,813   13,852   32,590   29,122
Operating expenses:
  Selling, general and
   administrative                  16,113    9,976   26,269   20,940
  Research and development          4,707    3,657    8,506    7,345
                                 --------- -------- -------- --------
     Total operating expenses      20,820   13,633   34,775   28,285
                                 --------- -------- -------- --------
     Operating income (loss)       (1,007)     219   (2,185)     837
Interest and other income, net        341      476      966      856
                                 --------- -------- -------- --------
     Income (loss) before pro
      forma tax                      (666)     695   (1,219)   1,693
Pro forma tax expense (benefit)      (240)     250     (439)     609
                                 --------- -------- -------- --------
     Net income (loss) from core
      operations                    ($426)    $445    ($780)  $1,084
                                 ========= ======== ======== ========

Diluted net income (loss) per
 share from core operations        ($0.02)   $0.02   ($0.04)   $0.05
                                 ========= ======== ======== ========

Shares used in computing diluted
 net income (loss) per share       21,898   23,613   21,901   23,986


---------------------------------
(1) Core operations exclude amortization of intangible assets, merger related and restructuring costs, acquired in-process research and development charges, and assumes a pro forma tax rate of 36 percent.



                        WITNESS SYSTEMS, INC.
  RECONCILIATION OF CORE NET INCOME (LOSS) TO GAAP NET INCOME (LOSS)
                        (dollars in thousands)

                                Three Months Ended  Six Months Ended
                                     June 30,           June 30,
                                ------------------ -------------------
                                  2003     2002      2003      2002
                                --------- -------- --------- ---------

Net income (loss) from core
 operations                        ($426)    $445     ($780)   $1,084
Amortization of intangible
 assets                           (1,807)     (97)   (2,071)     (194)
Merger related and restructuring
 costs                            (2,613)       -    (4,583)        -
Acquired in-process research and
 development charges                   -        -    (7,840)        -
Equity earnings in affiliates
 and minority interest in
 subsidiary                            -        -      (101)        -
Difference between income taxes
 and pro forma tax expense
 (benefit)                          (346)     124      (629)      409
                                --------- -------- --------- ---------
Net income (loss) - GAAP         ($5,192)    $472  ($16,004)   $1,299
                                ========= ======== ========= =========



                        WITNESS SYSTEMS, INC.
  RECONCILIATION OF CORE EARNINGS (LOSS) PER SHARE TO GAAP EARNINGS
                           (LOSS) PER SHARE

                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2003     2002     2003     2002
                                  --------- -------- -------- --------

Core earnings (loss) per share      ($0.02)   $0.02   ($0.04)   $0.05
Amortization of intangible assets    (0.08)       -    (0.09)   (0.01)
Merger related and restructuring
 costs                               (0.12)       -    (0.21)       -
Acquired in-process research and
 development charges                     -        -    (0.36)       -
Equity earnings in affiliates and
 minority interest in subsidiary         -        -    (0.00)       -
Difference between income taxes
 and pro forma tax expense
 (benefit)                           (0.02)       -    (0.03)    0.01
                                  --------- -------- -------- --------
Earnings (loss) per share - GAAP    ($0.24)   $0.02   ($0.73)   $0.05
                                  ========= ======== ======== ========



    CONTACT: Witness Systems
             William Evans, 770/754-1915
             bevans@witness.com
             or
             Ryan Hollenbeck, 770/754-1962
             rhollenbeck@witness.com